UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

CONCUR TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

02-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue, NE Redmond, Washington	98052
(Address of principal executive offices)	(Zip Code)

(425) 702-8808

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 21, 2005, Norman A. Fogelsong stepped down from the Board of Directors of Concur Technologies, Inc. (“Concur”), effective January 21, 2005. Mr. Fogelsong was serving on Concur’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

On January 21, 2005, upon the recommendation of Concur’s Nominating and Corporate Governance Committee, the Board of Directors appointed Jeffrey T. McCabe as a Class III director to serve for the remainder of Mr. Fogelsong’s term, which expires in 2005. Mr. McCabe was also appointed to serve on Concur’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

On January 25, 2005, Concur issued a press release announcing the events described above, a copy of which is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2005	CONCUR TECHNOLOGIES, INC.

	By:	/s/ John F. Adair
John F. Adair, Chief Financial Officer (principal financial officer and duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press release dated January 25, 2005 announcing Norman A Fogelsong stepping down from the Board of Directors and Jeffrey T. McCabe’s appointment to the Board of Directors.